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                                                  EXHIBIT 23.3

                                  November 27, 1996

Board of Directors
American Savings Bank of Danville
714 North Vermilion Street
Danville, Illinois  61832

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of American Savings Bank of Danville, Danville, Illinois, and any amendments thereto, in the Form S-1 Registration Statement for Vermilion Bancorp, Inc., and any
amendments thereto, and in Application for Conversion for the Office of Banks and Real Estate of the State of Illinois, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Vermilion Bancorp, Inc.


                                  Very truly yours,

                                  RP FINANCIAL, LC.


                                  /s/ Gregory E. Dunn
                                  -------------------
                                  Gregory E. Dunn
                                  Senior Vice President